EXHIBIT 99.1

News Release

TranSwitch Corporation Reports Receipt of Notification from NASDAQ Regarding Non-Compliance with Continued Listing Requirements

SHELTON, CT – January 28, 2008 — TranSwitch Corporation (the “Company”) (NASDAQ:TXCC) today announced that on January 25, 2008 it received a notification from the NASDAQ Listing Qualifications Department providing notification that, for the last 30 consecutive business days, the bid price of its common stock has closed below the minimum $1.00 per share requirement for continued inclusion under NASDAQ Marketplace Rule 4450(a)(5). In accordance with NASDAQ Marketing Place Rule 4450(e)(2), TranSwitch Corporation has been provided 180 calendar days, or until July 23, 2008, to regain compliance. To regain compliance, the bid price of TranSwitch Corporation’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days at any time before July 23, 2008.

If TranSwitch Corporation does not regain compliance by July 23, 2008, it will be notified by NASDAQ that its securities will be delisted. At that time, TranSwitch Corporation may appeal NASDAQ’s determination to delist its securities to a Listing Qualifications Panel. Alternatively, TranSwitch Corporation could at that time apply to transfer its securities to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in NASDAQ Marketplace Rule 4310(c). If that application were approved, TranSwitch Corporation would be afforded the remainder of a second 180-calendar day grace period by the NASDAQ Global Market in order to regain compliance while on The Nasdaq Capital Market.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible; many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including the possibilities of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

For more information contact:

Robert Bosi

Vice President, Chief Financial Officer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2465

Fax: 203/926-9453

www.transwitch.com

TranSwitch is a registered trademark of TranSwitch Corporation.